EXHIBIT INDEX

2.       Opinion of counsel.

6.       Actuarial opinion of Mark Gorham, F.S.A., M.A.A.A., Vice President
         - Insurance Product Development.

7. (a) Written actuarial consent of Mark Gorham, F.S.A., M.A.A.A., Vice President - Insurance Product Development.

   (b)   Written  auditor consent of Ernst & Young LLP.

   (c) Power of Attorney to sign amendments to this Registration Statement dated April 9, 2002.